Exhibit 4.2

AMENDED AND RESTATED CODE OF REGULATIONS

OF

RETAIL VALUE INC.

ARTICLE I

Meetings of Shareholders

Section 1. Annual Meetings. The annual meeting of shareholders shall be held at such time and on such date as may be fixed by the Board of Directors (“Board of Directors”) of Retail Value Inc. (the “Corporation”) and stated in the notice of the meeting, for the election of directors, the consideration of reports to be laid before such meeting and the transaction of such other business as may properly come before the meeting.

Section 2. Special Meetings.

(a) General. Special meetings of the shareholders shall be called as provided in the Amended and Restated Articles of Incorporation of the Corporation or upon the written request of the president, the directors by action at a meeting, a majority of the directors acting without a meeting or of holders of record of shares of not less than forty-nine and nine-tenths percent (49.9%) of the voting power of the Corporation entitled to vote thereat (such percentage, the “Requisite Percentage”). Calls for such meetings shall specify the purposes thereof. No business other than that specified in the call shall be considered at any special meeting.

(b) Shareholder Requested Special Meetings. A special meeting of the shareholders shall be called by the secretary upon the written request of the holders of record, as of the record date referred to in Section 2(b)(4) of Article I, of not less than the Requisite Percentage, subject to the following:

(1) Special Meeting Requests; Required Information. In order for a special meeting requested by one or more shareholders of record (a “Shareholder Requested Special Meeting”) to be called by the secretary, one or more written requests must have been received by the secretary that the Board of Directors fix a record date (a “Record Date Request”) for the purpose of determining the shareholders entitled to request that the secretary call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the secretary at the principal executive offices of the Corporation.

(2) To be in proper form for purposes of this Section 2(b) of Article I, a Record Date Request by a shareholder shall set forth:

(i) as to each Requesting Person (as defined below), the information required to be provided by a Proposing Person pursuant to Section 9(b)(1) of Article I (except that for purposes of this Section 2(b) of Article I, the term “Requesting Person” shall be substituted for the term “Proposing Person” and “Shareholder Requested Special Meeting” shall be substituted for the term “annual meeting” in all places it appears in Section 9(b)(1) of Article I);

(ii) as to the purpose or purposes of the special meeting, the information required by Section 9(b)(2) of Article I (except that for purposes of this Section 2(b) of Article I, the term “Shareholder Requested Special Meeting” will be substituted for the term “annual meeting” in all places where it appears in Section 9(b)(2) of Article I);

(iii) if directors are proposed to be elected at the Shareholder Requested Special Meeting, the information required by Section 10(b)(2) of Article I; and

(iv) an agreement by the Requesting Person(s) to notify the secretary immediately in the case of any disposition prior to the record date for the Shareholder Requested Special Meeting of shares owned of record and an acknowledgement that any such disposition shall be deemed a revocation of such Special Meeting Request to the extent of such disposition, such that the number of shares disposed of shall not be included in determining whether the Requisite Percentage has been reached.

(3) For purposes of this Section 2(b) of Article I, the term “Requesting Person” shall mean (i) the shareholder making the Record Date Request to fix a record date for the purpose of determining the shareholders entitled to demand that the secretary call a Shareholder Requested Special Meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (iii) any affiliate or associate of such shareholder or beneficial owner.

(4) Updating Information in Record Date Request. A Requesting Person must update and supplement such Record Date Request, if necessary, so that the information provided or required to be provided in such Record Date Request pursuant to this Section 2(b) of Article I or Sections 9 or 10 of Article I, as applicable, is true and correct as of the record date for notice of the meeting and as of the date that is ten (10) days prior to the meeting or any recess, adjournment or postponement thereof. Any such update and supplement must be delivered to, or mailed and received by, the secretary at the principal executive offices of the Corporation, as promptly as practicable.

(5) Within ten (10) calendar days after receipt of a Record Date Request in proper form and otherwise in compliance with this Section 2(b) of Article I from any shareholder of record, the Board of Directors may adopt a resolution fixing a record date for the purpose of determining the shareholders entitled to request that the secretary call a special meeting, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no resolution fixing a record date has been adopted by the Board of Directors within the ten (10) calendar day period after the date on which such a Record Date Request was received, the record date in respect thereof shall be deemed to be the twentieth (20th) calendar day after the date on which such a request is received. Notwithstanding anything in this Section 2(b) of Article I to the contrary, no record date shall be fixed if the Board of Directors determines that the demand or demands that would otherwise be submitted following such record date could not comply with the requirements set forth Section 2(b)(7) of Article I.

(6) Aggregation of Requests. Without qualification, a Shareholder Requested Special Meeting shall not be called pursuant to this Section 2(b) of Article I unless shareholders of record as of the record date established pursuant to subsection (5) above who hold, in the aggregate, more than the Requisite Percentage timely provide one or more requests to call such special meeting in writing and in proper form to the secretary at the principal executive offices of the Corporation. Only shareholders of record on the record date shall be entitled to request that the secretary call a Shareholder Requested Special Meeting pursuant to this Section 2(b) of Article I (each a “Special Meeting Request”). To be timely, a shareholder’s Special Meeting Request must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the ninetieth (90th) day following the record date. To be in proper form for purposes of this Section 2(b) of Article I, a demand to call a special meeting shall set forth (i) the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), if applicable, and (iii) with respect to any shareholder or shareholders submitting a request to call a special meeting (except for any shareholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”) by way of a solicitation statement filed on Schedule 14A) the information required to be provided pursuant to this Section 2(b) of Article I of a Requesting Person, which must be updated or supplemented, if necessary, so that the information required to be provided will be true and correct on the record date of such special meeting and as of such date that is ten (10) business days prior to such special meeting, or any adjournment or postponement thereof, which update shall be delivered to the secretary no later than five (5) business days after the record date for the special meeting and not later than eight (8) business days prior to the special meeting. In determining whether a special meeting of shareholders has been requested by the record holders of shares (as of the record date established pursuant to subsection (5)) representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the secretary will be considered together only if each such Special Meeting Request (x) identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board of Directors), and (y) has been dated and delivered to the secretary within sixty (60) days of the earliest dated of such Special Meeting Requests. Any requesting shareholder may revoke his, her or its Special Meeting Request at any time by written revocation delivered to the secretary at the principal executive offices of the Corporation; provided, however, that if following such revocation (or any deemed revocation pursuant to Section 2(b)(2)(iv) of Article I), the unrevoked valid Special Meeting Requests represent in the aggregate less than the Requisite Percentage there shall be no requirement to hold a special meeting. The first date on which unrevoked valid Special Meeting Requests constituting not less than the Requisite Percentage shall have been delivered to the secretary is referred to herein as the “Request Receipt Date.”

(7) Invalid Requests. A Special Meeting Request shall not be valid if:

(i) the Special Meeting Request does not comply with the requirements of this Section 2(b) of Article I;

(ii) the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under applicable law;

(iii) the Special Meeting Request includes an item of business that was not included in the written Record Date Request that resulted in the establishment of the record date;

(iv) the Request Receipt Date is during the period commencing ninety (90) calendar days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting;

(v) the purpose specified in the Special Meeting Request is not the election of directors and an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”) was presented at any meeting of shareholders held within the twelve (12) months prior to the Request Receipt Date;

(vi) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a shareholder meeting that has been called but not yet held or that is called for a date within ninety (90) calendar days after the Request Receipt Date; or

(vii) the information set forth in the Special Meeting Request fails to be true and complete on the record date for notice of the meeting and as of the date that is ten (10) days prior to the meeting or any recess, adjournment or postponement thereof.

(8) Date and Time of Meeting. A Shareholder Requested Special Meeting shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the Shareholder Requested Special Meeting shall be called for a date not more than one hundred twenty (120) calendar days after the Request Receipt Date.

(9) No Right to Have Matter Included. No Requesting Person will be entitled to have any matter proposed to be presented at a Shareholder Requested Special Meeting in any proxy statement or form of proxy that the Corporation may use in connection therewith solely as a result of such shareholder’s compliance with the foregoing provisions of this Section 2(b) of Article I.

(10) Limitation on Business to be Transacted. Business transacted at any Shareholder Requested Special Meeting shall be limited to (i) the purpose(s) stated in the valid Special Meeting Request(s) received from the Requisite Percentage of record holders and (ii) any additional matters that the Board of Directors determines to include in the Corporation’s notice of the meeting. The presiding officer of any such meeting will, if the facts warrant, determine that a proposal or nomination was not made in accordance with the procedures prescribed by this Section 2(b) of Article I or Sections 9, 10 or 11 of Article I, as applicable, and if the presiding officer should so determine, he or she will so declare to the meeting and the defective proposal or nomination, as applicable, will be disregarded. If none of the shareholders who submitted the Special Meeting Request appears to present the matters to be presented for consideration that were specified in the Special Meeting Request, the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been solicited, obtained or delivered.

Section 3. Notices of Meetings. Unless waived, and notwithstanding any provision of the Amended and Restated Articles of Incorporation of the Corporation, written notice of each annual or special meeting stating the time, place and the purposes thereof shall be given by personal delivery, by mail or by other means of communication authorized by the shareholder to whom the notice is given, to each shareholder of record entitled to vote at or entitled to notice of the meeting, not more than sixty (60) days nor less than seven (7) days before any such meeting. If mailed, such notice shall be directed to the shareholder at his or her address as the same appears upon the records of the Corporation. If sent by any other means of communication authorized by the shareholder, the notice shall be sent to the address furnished by the shareholder for those transmissions. Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under this Amended and Restated Code of Regulations.

Section 4. Place of Meetings. Meetings of shareholders shall be held at the principal office of the Corporation unless the Board of Directors determines that a meeting shall be held at some other place within or without the State of Ohio and causes the notice thereof to so state.

Section 5. Quorum. The holders of shares entitling them to exercise a majority of the voting power of the Corporation entitled to vote at any meeting, present in person or by proxy, shall constitute a quorum for the transaction of business to be considered at such meeting; provided, however, that no action required by law or by the Amended and Restated Articles of Incorporation of the Corporation or this Amended and Restated Code of Regulations to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class may be authorized or taken by a lesser proportion. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time, until a quorum shall be present.

Section 6. Voting. Except as expressly required by law, the Amended and Restated Articles of Incorporation of the Corporation or this Amended and Restated Code of Regulations, at any meeting of shareholders at which a quorum is present, a majority of votes cast, whether in person or by proxy, on any matter properly brought before such meeting will be the act of the shareholders. An abstention shall not represent a vote cast.

Section 7. Record Date. The Board of Directors may fix a record date for any lawful purpose, including without limiting the generality of the foregoing, the determination of shareholders entitled to (a) receive notice of or to vote at any meeting, (b) receive payment of any dividend or distribution, (c) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to any contract right with respect thereto, or (d) participate in the execution of written consents, waivers or releases. Said record date shall not be more than sixty (60) days preceding the date of such meeting, the date fixed for the payment of any dividend or distribution or the date fixed for the receipt or the exercise of rights, as the case may be.

If a record date shall not be fixed, the record date for the determination of shareholders who are entitled to notice of, or who are entitled to vote at, a meeting of shareholders, shall be the close of business on the date next preceding the day on which notice is given, or the close of business on the date next preceding the day on which the meeting is held, as the case may be.

Section 8. Proxies. A person who is entitled to attend a shareholders’ meeting, to vote thereat, or to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his or her other rights, by proxy or proxies appointed by a writing signed by such person or appointed by a verifiable communication authorized by the person.

Section 9. Notice of Shareholder Proposals for Business.

(a) Business to Be Conducted at Annual Meeting. At an annual meeting of the shareholders, only such business may be conducted as has been properly brought before the meeting. To be properly brought before an annual meeting, business (other than the nomination of a person for election as a director, which is governed by Section 10 of Article I, and, to the extent applicable, Section 11 of Article I), must be (1) brought before the meeting by or at the direction of the Board of Directors or (2) otherwise properly brought before the meeting by a shareholder who (A) has complied with all applicable requirements of this Section 9 of Article I and Section 11 of Article I in relation to such business, (B) was a shareholder of record of the Corporation at the time of giving the notice required by Section 11(a) of Article I and is a shareholder of record of the Corporation at the time of the annual meeting, and (C) is entitled to vote at the annual meeting. For the avoidance of doubt, the foregoing clause (2) will be the exclusive means for a shareholder to submit business before an annual meeting of shareholders (other than proposals properly made in accordance with Rule 14a-8 under the Exchange Act and included in the notice of meeting given by or at the direction of the Board of Directors).

(b) Required Form for Shareholder Proposals. To be in proper form, a shareholder’s notice to the secretary must set forth in writing the following information, which must be updated and supplemented, if necessary, so that the information provided or required to be provided will be true and correct on the record date of the annual meeting and as of such date that is ten (10) business days prior to the annual meeting or any adjournment or postponement thereof, which update shall be delivered to the secretary no later than five (5) business days after the record date for the annual meeting and not later than eight (8) business days prior to the date of the annual meeting.

(1) Information Regarding the Proposing Person. As to each Proposing Person (as such term is defined in Section 11(d)(2) of Article I):

(i) the name and address of such Proposing Person, as they appear on the Corporation’s books;

(ii) the class, series and number of shares of the Corporation directly or indirectly beneficially owned or held of record by such Proposing Person (including any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership, whether such right is exercisable immediately or only after the passage of time);

(iii) a representation (A) that the shareholder giving the notice is a holder of record of shares of the Corporation entitled to vote at the annual meeting and intends to appear at the annual meeting to bring such business before the annual meeting and (B) as to whether any Proposing Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Corporation entitled to vote and required to approve the proposal and, if so, identifying such Proposing Person;

(iv) a description of any (A) option, warrant, convertible security, stock appreciation right or similar right or interest (including any derivative securities, as defined under Rule 16a-1 under the Exchange Act or other synthetic arrangement having characteristics of a long position), assuming for purposes of this Amended and Restated Code of Regulations presently exercisable, with an exercise or conversion privilege or a settlement or payment mechanism at a price related to any class or series of securities of the Corporation or with a value derived in whole or in part from the value of any class or series of securities of the Corporation, whether or not such instrument or right is subject to settlement in whole or in part in the underlying class or series of securities of the Corporation or otherwise, directly or indirectly held of record or owned beneficially by such Proposing Person and whether or not such Proposing Person may have entered into transactions that hedge or mitigate the economic effects of such security or instrument and (B) each other direct or indirect right or interest that may enable such Proposing Person to profit or share in any profit derived from, or to manage the risk or benefit from, any increase or decrease in the value of the Corporation’s securities, in each case regardless of whether (x) such right or interest conveys any voting rights in such security to such Proposing Person, (y) such right or interest is required to be, or is capable of being, settled through delivery of such security, or (z) such Proposing Person may have entered into other transactions that hedge the economic effect of any such right or interest (any such right or interest referred to in this subsection (iv) being a “Derivative Interest”);

(v) any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which the Proposing Person has a right to vote any shares of the Corporation or which has the effect of increasing or decreasing the voting power of such Proposing Person;

(vi) any contract, agreement, arrangement, understanding or relationship, including any repurchase or similar so called “stock borrowing” agreement or arrangement, the purpose or effect of which is to mitigate loss, reduce economic risk or increase or decrease voting power with respect to any capital stock of the Corporation or which provides any party, directly or indirectly, the opportunity to profit from any decrease in the price or value of the capital stock of the Corporation;

(vii) any material pending or threatened legal proceeding involving the Corporation, any affiliate of the Corporation or any of their respective directors or officers, to which such Proposing Person or its affiliates is a party;

(viii) any rights directly or indirectly held of record or beneficially by the Proposing Person to dividends on the shares of the Corporation that are separated or separable from the underlying shares of the Corporation;

(ix) any equity interests, including any convertible, derivative or short interests, in any principal competitor of the Corporation;

(x) any performance-related fees (other than an asset-based fee) to which the Proposing Person or any affiliate or immediate family member of the Proposing Person may be entitled as a result of any increase or decrease in the value of shares of the Corporation or Derivative Interests; and

(xi) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act to be made in connection with a general solicitation of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting.

(2) Information Regarding the Proposal. As to each item of business that the shareholder giving the notice proposes to bring before the annual meeting:

(i) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons why such shareholder or any other Proposing Person believes that the taking of the action or actions proposed to be taken would be in the best interests of the Corporation and its shareholders;

(ii) a description in reasonable detail of any material interest of any Proposing Person in such business and a description in reasonable detail of all agreements, arrangements and understandings among the Proposing Persons or between any Proposing Person and any other person or entity (including their names) in connection with the proposal; and

(iii) the text of the proposal or business (including the text of any resolutions proposed for consideration).

(3) No Right to Have Proposal Included. A shareholder is not entitled to have its proposal included in the Corporation’s proxy statement and form of proxy solely as a result of such shareholder’s compliance with the foregoing provisions of this Section 9 of Article I.

(4) Requirement to Attend Annual Meeting. If a shareholder does not appear at the annual meeting to present its proposal, such proposal will be disregarded (notwithstanding that proxies in respect of such proposal may have been solicited, obtained or delivered).

Section 10. Notice of Shareholder Director Nominations.

(a) Nomination of Directors. Except as otherwise provided in the Amended and Restated Articles of Incorporation of the Corporation, only persons who are nominated in accordance with the procedures set forth in this Section 10 of Article I will be eligible to serve as directors. Nominations of persons for election as directors of the Corporation pursuant to this Section 10 of Article I may be made only (1) by or at the direction of the Board of Directors or (2) by a shareholder who (i) has complied with all applicable requirements of this Section 10 of Article I and Section 11 of Article I in relation to such nomination, (ii) was a shareholder of record of the Corporation at the time of giving the notice required by Section 11(a) of Article I and is a shareholder of record of the Corporation at the time of the annual meeting, and (3) is entitled to vote at the annual meeting.

(b) Required Form for Director Nominations. To be in proper form, a shareholder’s notice to the secretary must set forth in writing:

(1) Information Regarding the Nominating Person. As to each Nominating Person (as such term is defined in Section 11(d)(3) of Article I), the information set forth in Section 9(b)(1) of Article I (except that for purposes of this Section 10 of Article I, the term “Nominating Person” will be substituted for the term “Proposing Person” in all places where it appears in Section 9(b)(1) of Article I and any reference to “business” or “proposal” therein will be deemed to be a reference to the “nomination” contemplated by this Section 10 of Article I).

(2) Information Regarding the Nominee. As to each person whom the shareholder giving notice proposes to nominate for election as a director:

(i) all information with respect to such proposed nominee that would be required to be set forth in a shareholder’s notice pursuant to Section 9(b)(1) if such proposed nominee were a Nominating Person;

(ii) all information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) under the Exchange Act to be made in connection with a general solicitation of proxies for an election of directors in a contested election (including such proposed nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected);

(iii) a reasonably detailed description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings during the past three (3) years, any other material relationships, between or among such Nominating Person and its affiliates and associates or others acting in concert therewith, on the one hand, and each proposed nominee and his or her affiliates, associates or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Items 403 and 404 under Regulation S-K if the shareholder giving the notice or any other Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant;

(iv) a completed questionnaire (in the form provided by the secretary upon written request) with respect to the identity, background and qualification of the proposed nominee and the background of any other person or entity on whose behalf the nomination is being made; and

(v) a written representation and agreement (in the form provided by the secretary upon written request) that the proposed nominee (a) is qualified and if elected intends to serve as a director of the Corporation for the entire term for which such proposed nominee is standing for election, (b) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Corporation, with the proposed nominee’s fiduciary duties under applicable law, (c) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (d) if elected as a director of the Corporation, the proposed nominee would be in compliance and will comply, with all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and share ownership and trading policies and guidelines of the Corporation.

The Corporation may require any proposed nominee to furnish such other information as may be reasonably required by the Corporation to determine the qualifications and eligibility of such proposed nominee to serve as a director.

(c) No Right to Have Nominees Included. A shareholder is not entitled to have its nominees included in the Corporation’s proxy statement solely as a result of such shareholder’s compliance with the foregoing provisions of this Section 10 of Article I.

(d) Requirement to Attend Annual Meeting. If a shareholder does not appear at the annual meeting to present its nomination, such nomination will be disregarded (notwithstanding that proxies in respect of such nomination may have been solicited, obtained or delivered).

Section 11. Additional Provisions Relating to the Notice of Shareholder Business and Director Nominations.

(a) Timely Notice. To be timely, a shareholder’s notice required by Sections 9(a) or 10(a) of Article I must be delivered to or mailed and received by the secretary at the principal executive offices of the Corporation not less than ninety (90) nor more than one hundred twenty (120) calendar days prior to the first anniversary of the date on which the Corporation held the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is scheduled for a date more than thirty (30) calendar days prior to or more than thirty (30) calendar days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the ninetieth (90th) calendar day prior to such annual meeting and the tenth (10th) calendar day following the day on which public disclosure of the date of such meeting is first made. In no event will a recess or adjournment of an annual meeting (or any announcement of any such recess or adjournment) commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Notwithstanding the foregoing, in the event the number of directors to be elected to the Board of Directors at the annual meeting is increased by the Board of Directors, and there is no public announcement by the Corporation naming the nominees for the additional directors at least one hundred (100) calendar days prior to the first anniversary of the date on which the Corporation held the preceding year’s annual meeting of shareholders, a shareholder’s notice pursuant to Section 10(a)

of Article I will be considered timely, but only with respect to nominees for the additional directorships, if it is delivered to or mailed and received by the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public announcement is first made by the Corporation.

(b) Updating Information in Notice. A shareholder providing notice of business proposed to be brought before an annual meeting pursuant to Section 9 of Article I or notice of any nomination to be made at an annual meeting pursuant to Section 10 of Article I must further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 9 of Article I or Section 10 of Article I, as applicable, is true and correct as of the record date for notice of the meeting and as of the date that is ten (10) days prior to the meeting or any recess, adjournment or postponement thereof. Any such update and supplement must be delivered to, or mailed and received by, the secretary at the principal executive offices of the Corporation, as promptly as practicable.

(c) Determinations of Form; Effect of Noncompliance; Etc. The presiding officer of any annual meeting will, if the facts warrant, determine that a proposal was not made in accordance with the procedures prescribed by Section 9 of Article I and this Section 11 of Article I or that a nomination was not made in accordance with the procedures prescribed by Section 10 of Article I and this Section 11 of Article I, and if he or she should so determine, he or she will so declare to the meeting and the defective proposal or nomination, as applicable, will be disregarded. Notwithstanding anything in this Amended and Restated Code of Regulations to the contrary: (1) no nominations shall be made or business shall be conducted at any annual meeting or special meeting except in accordance with the procedures set forth in Sections 2, 9, 10 and 11 of Article I, as applicable, and (2) unless otherwise required by law, if a Proposing Person intending to propose business or a Nominating Person intending to make nominations at an annual meeting or special meeting pursuant to Sections 2, 9, 10 and 11, as applicable, does not provide the information required under Sections 2, 9, 10 and 11, as applicable, to the Corporation in accordance with the applicable timing requirements set forth in this Amended and Restated Code of Regulations, or the Proposing Person or Nominating Person (or a qualified representative thereof) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation.

(d) Certain Definitions.

(1) For purposes of Sections 9, 10 and 11 of Article I, “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Bloomberg, Associated Press or comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act or furnished by the Corporation to shareholders.

(2) For purposes of Sections 9 and 11 of Article I, “Proposing Person” means (i) the shareholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is given, and (iii) any Affiliate or Associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such shareholder or beneficial owner.

(3) For purposes of Sections 10 and 11 of Article I, “Nominating Person” means (i) the shareholder providing the notice of the nomination proposed made to be at an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of nomination proposed to be made at the annual meeting is given, and (iii) any Affiliate or Associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such shareholder or beneficial owner.

Section 12. Shareholder Access to the Corporation’s Proxy Materials.

(a) The Corporation shall include in its proxy statement and proxy for any annual meeting of shareholders (collectively, the “Proxy Materials”), together with any information required to be included in a proxy statement filed pursuant to the rules and regulations of the SEC and, if the Eligible Shareholder (as defined below) so elects, a Statement (as defined below), the name of any person nominated for election to the Board of Directors (the “Shareholder Nominee”) by a shareholder, or a group of no more than 20 shareholders, who satisfies the requirements of this Section 12 of Article I (an “Eligible Shareholder”) and who expressly elects at the time of providing the written notice required by this Section 12 of Article I to have its nominee included in the Proxy Materials pursuant to this Section 12 of Article I. For purposes of any representation, agreement or other undertaking required by this Section 12 of Article I, the term “Eligible Shareholder” shall include each member of any group forming an Eligible Shareholder. Such written notice shall consist of a copy of Schedule 14N filed with the SEC in accordance with Rule 14a-18 of the Exchange Act, as amended, or any successor schedule or form filed with the SEC in accordance with Rule 14a-18 of the Exchange Act, as amended, or any successor provision, the Required Information (as defined below) and the other information required by this Section 12 of Article I (all such information collectively referred to as the “Proxy Notice”), and such Proxy Notice shall be delivered to the Corporation in accordance with the procedures and at the times set forth in this Section 12 of Article I.

(b) Each Proxy Notice must set forth or include (the following, collectively referred to as the “Required Information”):

(1) the name and address, as they appear on the Corporation’s books, of the shareholder or group of shareholders giving such notice;

(2) a representation that the shareholder or group of shareholders giving such notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in such notice;

(3) the class and number of shares of stock of the Corporation owned beneficially and of record by the shareholder or group of shareholders giving such notice;

(4) a description of all arrangements or understandings between or among any of (i) the shareholder or group of shareholders giving such notice, (ii) each nominee, and (iii) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder or group of shareholders giving such notice;

(5) such other information regarding each nominee proposed by the shareholder or group of shareholders giving such notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors;

(6) the signed consent of each nominee to serve as a director of the Corporation if so elected, and

(7) if the Eligible Shareholder so elects, a Statement.

(c) To be timely, the Proxy Notice must be delivered to or mailed and received at the principal executive offices of the Corporation no earlier than one hundred fifty (150) calendar days and no later than one hundred twenty (120) calendar days prior to the first (1st) anniversary of the date that the Corporation issued its Proxy Materials for the previous year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after the first (1st) anniversary of the previous year’s annual meeting of shareholders, the Proxy Notice, to be timely, must be delivered to or mailed and received at the principal executive offices of the Corporation not later than (1) one hundred fifty (150) calendar days prior to the date of such annual meeting or (2) if the first public announcement of the date of such annual meeting is less than one hundred fifty (150) calendar days prior to the date of such annual meeting, ten (10) calendar days following the day on which public announcement is first made by the Corporation of the date of such meeting.

(d) The Corporation shall not be required to include, pursuant to this Section 12 of Article I, any Shareholder Nominee in the Proxy Materials:

(1) whose election as a member of the Board of Directors would cause the Corporation to be in violation of this Amended and Restated Code of Regulations, the Amended and Restated Articles of Incorporation of the Corporation, the rules and listing standards of the principal U.S. exchange upon which the common shares of the Corporation are listed, any applicable state or federal law, rule or regulation or the Corporation’s publicly disclosed policies and procedures,

(2) who is or has been within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended,

(3) who is a named subject of a pending criminal proceeding or has been convicted in such a criminal proceeding within the past ten (10) years (excluding traffic violations and other minor offenses), or

(4) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or any successor provision.

(e) The maximum number of Shareholder Nominees appearing in the Proxy Materials with respect to an annual meeting of shareholders shall not exceed twenty percent (20%) of the number of directors in office as of the last day on which the Proxy Notice may be delivered or received or, if such amount is not a whole number, the closest whole number below twenty percent (20%), and in any event, not less than two (2) Shareholder Nominees. In the event that one (1) or more vacancies for any reason occurs on the Board of Directors after the last day on which the Proxy Notice may be delivered or received but before or as of the annual meeting of shareholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Shareholder Nominees included in the Proxy Materials shall be calculated based on the number of directors in office as so reduced. Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in Proxy Materials pursuant to this Section 12 of Article I but either are subsequently withdrawn after the last day on which the Proxy Notice may be delivered or received or whom the Board of Directors itself determines to nominate for election shall, for the purposes of this Section 12 of Article I, count as Shareholder Nominees appearing in the Proxy Materials. Each Eligible Shareholder shall rank each Shareholder Nominee it submitted for inclusion in the Proxy Materials and in the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 12 of Article I exceeds this maximum number, the highest ranked Shareholder Nominee from the Eligible Shareholder owning the greatest number of shares of stock of the Corporation will be selected for inclusion in the Proxy Materials first, followed by the highest ranked Shareholder Nominee of the Eligible Shareholder holding the next greatest number of shares of stock of the Corporation, and continuing on in that manner until the maximum number of Shareholder Nominees is reached.

(f) For purposes of this Section 12 of Article I, an Eligible Shareholder shall be deemed to own only those outstanding common shares as to which the shareholder possesses both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (i) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, (ii) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell, or (iii) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common shares, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares, or (y) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder or affiliate. Further, for purposes of this Section 12 of Article I, an Eligible Shareholder shall be deemed to own shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to recall the shares for voting purposes on no less than five (5) business days’ notice, represents that they will vote such shares at the applicable shareholder meeting and possesses the full economic interest in the shares. An Eligible Shareholder’s ownership of shares shall be deemed to continue during any period in which the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the shareholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are owned for purposes of this Section 12 of Article I shall be determined by the Board of Directors or a committee thereof, in its reasonable discretion. For the purposes of this Section 12 of Article I, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Exchange Act. No shares of the Corporation may be attributed to more than one group constituting an Eligible Shareholder and no shareholder or beneficial owner, alone or together with any of its affiliates, may be a member of more than one group constituting an Eligible Shareholder. Furthermore, two (2) or more funds that are (x) under common management and investment control, (y) under common management and funded primarily by the same employer or (z) a “group of investment companies,” as such term is defined in the Investment Company Act of 1940, as amended, shall be treated as one (1) shareholder for purposes of determining Eligible Shareholder status.

(g) An Eligible Shareholder must have owned three percent (3%) or more of the issued and outstanding common shares continuously for at least three (3) years (the “Required Shares”) as of each of the date the Proxy Notice is delivered to or received by the Corporation, the date the Proxy Notice is required to be delivered to or received by the Corporation in accordance with this Section 12 of Article I and the record date for determining shareholders entitled to vote at the annual meeting, and must continue to hold the Required Shares through the date of the annual meeting. Within the time period specified in this Section 12 of Article I for delivery of the Proxy Notice, an Eligible Shareholder must provide the following information in writing to the secretary:

(1) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year (3-year) holding period) verifying that, as of a date within three (3) calendar days prior to the date the Proxy Notice is delivered to or received by the Corporation, the Eligible Shareholder owns, and has owned continuously for the preceding three (3) years, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five (5) business days after each of the date the Proxy Notice is required to be delivered to or received by the Corporation and the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through each of the date the Proxy Notice is required to be delivered to or received by the Corporation and the record date, along with a written statement that the Eligible Shareholder will continue to hold the Required Shares through the date of the annual meeting;

(2) the Required Information, together with the written consent of each Shareholder Nominee to being named in the proxy statement as a nominee;

(3) a representation that (i) the Eligible Shareholder acquired the Required Shares in the ordinary course of business and did not acquire any of the Required Shares with the intent to change or influence control of the Corporation, and does not presently have such intent, (ii) the Eligible Shareholder has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 12 of Article I, (iii) the Eligible Shareholder has not engaged and will not engage in, and has not and will not be a “participant”

in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act or any successor provision in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee or a nominee of the Board of Directors, (iv) that the Shareholder Nominee(s) is or are eligible for inclusion in the Proxy Materials under this Section 12 of Article I and (v) the Eligible Shareholder will not distribute to any shareholder any proxy for the annual meeting other than the form distributed by the Corporation;

(4) an undertaking that the Eligible Shareholder agrees to (i) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder provided to the Corporation, (ii) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, and (iii) provide to the Corporation prior to the election of directors such additional information as requested with respect thereto, including any other certifications, representations or undertakings as the Corporation may reasonably request;

(5) in the case of a nomination by a group of shareholders that together is an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination;

(6) an undertaking that the Eligible Shareholder agrees to immediately notify the Corporation if the Eligible Shareholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting; and

(7) in the case of a nomination by an Eligible Shareholder that includes a group of funds whose shares are aggregated for purposes of constituting an Eligible Shareholder, an undertaking that the Eligible Shareholder agrees to provide all documentation and other information reasonably requested by the Corporation to demonstrate that the funds satisfy the requirements of this Section 12 of Article I.

If the Eligible Shareholder does not comply with each of the applicable representation, agreements and undertakings set forth in this Section 12 of Article I, or the Eligible Shareholder provides information to the Corporation regarding a nomination that is untrue in any material respect or omitted to state a material fact necessary in order to make a statement made, in light of the circumstances under which it was made, not misleading, the Shareholder Nominee(s) nominated by such Eligible Shareholder shall be deemed to have been withdrawn and will not be included in the Proxy Materials.

(h) The Eligible Shareholder may provide to the secretary, at the time the information required by this Section 12 of Article I is first provided, a written statement (the “Statement”) for inclusion in the Proxy Materials, not to exceed five hundred (500) words, in support of the Shareholder Nominee’s candidacy. Notwithstanding anything to the contrary contained in this Section 12 of Article I, the Corporation may omit from the Proxy Materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact or would violate any applicable law or regulation. If multiple members of a shareholder group submit a statement for inclusion, the statement received by the Eligible Shareholder owning the greatest number of shares will be selected.

(i) On or prior to the date the Proxy Notice is required to be delivered or received by the Corporation as specified in this Section 12 of Article I, a Shareholder Nominee must deliver to the secretary the written questionnaire required of directors and officers. The Shareholder Nominee must also deliver to the Corporation such additional information as the Corporation may request to permit the Board of Directors to determine if the Shareholder Nominee is independent under the rules and listing standards of the principal U.S. exchange upon which the Corporation’s common shares are listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of its directors. If the Board of Directors determines in good faith that the Shareholder Nominee is not independent under any of these standards, the Shareholder Nominee will be deemed to have been withdrawn and will not be included in the Proxy Materials. If a Shareholder Nominee or an Eligible Shareholder fails to continue to meet the requirements of this Section 12 of Article I, the Eligible Shareholder fails to meet all of the requirements of the notice provisions set forth in this Section 12 of Article I or a Shareholder Nominee dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director prior to the annual meeting of shareholders: (1) the Corporation may, to the extent feasible, remove the name of the Shareholder Nominee and the Statement from its proxy statement, remove the name of the Shareholder Nominee from its form of proxy and/or otherwise communicate to its shareholders that the Shareholder Nominee will not be eligible for nomination at the annual meeting of shareholders; and (2) the Eligible Shareholder may not name another Shareholder Nominee or, subsequent to the date on which the Proxy Notice is required to be delivered to or received by the Corporation, otherwise cure in any way any defect preventing the nomination of the Shareholder Nominee at the annual meeting of shareholders. On or prior to the date the Proxy Notice is required to be delivered to or received by the Corporation as specified in this Section 12 of Article I, a Shareholder Nominee must deliver to the secretary a written representation and agreement that such person (x) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation, (y) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (z) will comply with all the Corporation corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other the Corporation policies and guidelines applicable to directors. If the Shareholder Nominee fails to comply with any of the requirements included in this Section 12 of Article I, the Shareholder Nominee will be deemed to have withdrawn and will not be included in the Proxy Materials.

(j) Notwithstanding the provisions of this Section 12 of Article I, unless otherwise required by law or otherwise determined by the Board of Directors, if (1) the Eligible Shareholder or (2) a qualified representative of the Eligible Shareholder does not appear at the applicable annual meeting to present its Shareholder Nominee or Shareholder Nominees, such nomination or nominations shall be disregarded, and no vote on such Shareholder Nominee or Shareholder Nominees will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 12 of Article I, to be considered a qualified representative of an Eligible Shareholder, a person must be authorized by a writing signed by such Eligible Shareholder or an electronic transmission delivered by such Eligible Shareholder to act for such Eligible Shareholder as proxy at the applicable annual meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the applicable annual meeting.

(k) Notwithstanding anything in this Section 12 of Article I to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred thirty (130) calendar days prior to the first (1st) anniversary of the preceding year’s annual meeting, a Proxy Notice shall also be considered timely, but only with respect to Shareholder Nominees for any new positions created by such increase and only to the extent the increase in the size of the Board of Directors increases the number of Shareholder Nominees permitted under this Section 12 of Article I, if it shall be delivered to or received by the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public announcement is first made by the Corporation.

(l) Compliance with this Section 12 of Article I shall be the exclusive method for shareholders to include nominees for director in the Proxy Materials.

Section 13. Action by Written Consent. Any action required or permitted to be taken by the shareholders of the Corporation at a duly called annual or special meeting of shareholders of the Corporation may be effected by unanimous consent in writing by such shareholders.

ARTICLE II

Directors

Section 1. Number of Directors. The number of directors of the Corporation, none of whom need be shareholders, may be fixed or changed, but in no case shall the number be fewer than three (3) or more than fifteen (15), at any annual meeting or at any special meeting called for that purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal. In addition to the authority of the shareholders to fix or change the number of directors as described above, (a) the directors of the Corporation may fix or change the number of directors by a majority vote of the directors then in office and may fill any vacancy that is created by an increase in the number of directors; provided, however, that no decrease in the number of directors pursuant to this clause shall have the effect of shortening a current director’s term of office and (b) the number of directors shall be automatically increased to accommodate any directors elected pursuant to Section 7 of Division A of Article FOURTH of the Amended and Restated Articles of Incorporation of the Corporation and (ii) decreased proportionately in the event the conditions for the election of one or more directors pursuant to Section 7 of provision A of Article FOURTH of the Amended and Restated Articles of Incorporation of the Corporation cease to be satisfied.

Section 2. Election of Directors. Except as otherwise provided in the Amended and Restated Articles of Incorporation of the Corporation, Directors shall be elected at the annual meeting of shareholders, but when the annual meeting has not been held prior to the conclusion of the applicable calendar year or directors are not elected thereat, they may be elected at a special meeting called and held for that purpose. Such election shall be by ballot whenever requested by any shareholder entitled to vote at such election; but, unless such request is made, the election may be conducted in any manner approved at such meeting.

Section 3. Term of Office. The directors will initially be classified with respect to the time for which they severally hold office into two (2) classes, as nearly equal in number as possible, designated Class I and Class II. At any meeting of shareholders at which directors are to be elected, the number of directors elected may not exceed the greatest number of directors then in office in any class of directors. The directors first appointed to Class I will hold office for a term expiring at the annual meeting of shareholders to be held in 2019 and the directors first appointed to Class II will hold office for a term expiring at the annual meeting of shareholders to be held in 2020, after which time the board of directors shall cease to be classified for purposes of applicable law. The members of each class will hold office until their successors are elected and qualified, or until their earlier resignation or removal in accordance with the terms hereof. At each annual meeting of the shareholders of the Corporation, the successors to the directors whose terms expire at that meeting will be elected at such meeting to hold office for a term expiring at the annual meeting of shareholders held in the following year of their election and until their successors are elected and qualified, or until their earlier resignation or removal in accordance with the terms hereof.

Section 4. Removal. Any director may be removed from office at any time, at a meeting called for that purpose, by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class; provided that prior to conclusion of the annual meeting of shareholders to be held in 2020, such removal shall only be for cause.

Section 5. Newly Created Directorships; Vacancies. Except as otherwise required by the Amended and Restated Articles of Incorporation of the Corporation, any newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause shall be filled exclusively by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by the sole remaining director, and shall not be filled by shareholders. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office and until his or her successor is duly elected and qualified, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until his or her successor is duly elected and qualified, or, in each case, his or her earlier death, resignation, removal or retirement.

Section 6. Quorum and Transaction of Business. A majority of the whole authorized number of directors shall constitute a quorum for the transaction of business, except that a majority of the directors in office shall constitute a quorum for filling a vacancy on the board. Whenever less than a quorum is present at the time and place appointed for any meeting of the board, a majority of those present may adjourn the meeting from time to time until a quorum shall be present. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board.

Section 7. Annual Meeting. Annual meetings of the Board of Directors shall be held immediately following annual meetings of the shareholders, or at such other time as the Board of Directors may determine. Annual meetings of directors may be held within or without the State of Ohio, or by remote communication.

Section 8. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors may, from time to time, determine. Regular meetings of directors may be held within or without the State of Ohio, or by remote communication.

Section 9. Special Meetings. Special meetings of the Board of Directors may be called by the chairman of the Board of Directors, the president, any vice president, or any two members of the Board of Directors, and shall be held at such times and places, within or without the State of Ohio or by remote communications, as may be specified in such call.

Section 10. Notice of Annual or Special Meetings. Notice of each annual or special meeting shall be given to each director by the secretary or by the person or persons calling such meeting. Such notice need not specify the purpose or purposes of the meeting and may be given by (a) personal delivery (including by mail or courier service), in which case the notice shall be deemed to be given when the director receives such notice, (b) by electronic communication, in which case the notice shall be deemed to be given upon the transmission of the message to the applicable electronic address on file with the Corporation, or (c) by telephone, in which case the notice shall be deemed to be given at the time of the telephone call to which the director is a party. The method of giving notice to directors need not be uniform. The notice shall be deemed properly and duly given if given at least twelve (12) hours prior to the commencement of the meeting. Any meeting at which all of the directors are present, or with respect to which all absent directors waive the giving of notice in accordance with this Section 10, shall be a valid meeting whether notice thereof was given or not, and any business may be transacted at such a meeting subject to the quorum provisions of this Amended and Restated Code of Regulations. The giving of notice may be waived by a director at any time, whether before or after the applicable meeting, by any method authorized by such director.

Section 11. Participation in Meetings by Remote Communications. The directors or members of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or any such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

Section 12. Compensation. The directors, as such, shall be entitled to receive such reasonable compensation for their services as may be fixed from time to time by resolution of the board, and expenses of attendance, if any, may be allowed for attendance at each annual, regular or special meeting of the Board of Directors. Members of the executive committee or of any standing or special committee may by resolution of the Board of Directors be allowed such compensation for their services as the Board of Directors may deem reasonable, and additional compensation may be allowed to directors for special services rendered.

Section 13. Chairman of the Board. The Board of Directors, in its discretion, may elect a chairman of the Board of Directors. The chairman of the Board of Directors, if one be elected, shall be chosen from among the members of the Board of Directors. The chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may be prescribed by the Board of Directors.

Section 14. By-Laws. For the government of its actions, the Board of Directors may adopt by-laws consistent with the Amended and Restated Articles of Incorporation of the Corporation and this Amended and Restated Code of Regulations.

Section 15. Action by Written Consent. Any action required or permitted to be taken by the Board of Directors at a duly called annual or special meeting of the Board of Directors may be effected by unanimous consent in writing by all of the directors.

ARTICLE III

Committees

Section 1. Executive Committee. The Board of Directors may from time to time, by resolution passed by a majority of the whole board, create an executive committee of two (2) or more directors, the members of which shall be elected by the Board of Directors to serve during the pleasure of the Board of Directors. If the Board of Directors does not designate a chairman of the executive committee, the executive committee shall elect a chairman from its own number. Except as otherwise provided herein and in the resolution creating an executive committee, such committee shall, during the intervals between the meetings of the Board of Directors, possess and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, other than that of filling vacancies among the directors or in any committee of the directors. The executive committee shall keep full records and accounts of its proceedings and transactions. All action by the executive committee shall be reported to the Board of Directors at its meeting next succeeding such action. Vacancies in the executive committee shall be filled by the Board of Directors, and the Board of Directors may appoint one or more directors as alternate members of the committee who may take the place of any absent member or members at any meeting.

Section 2. Meetings of Executive Committee. Subject to the provisions of this Amended and Restated Code of Regulations, the executive committee shall fix its own rules of procedure and shall meet as provided by such rules or by resolutions of the Board of Directors, and it shall also meet at the call of the president, the chairman of the executive committee or any two members of the committee. Unless otherwise provided by such rules or by such resolutions, the provisions of Section 10 of Article II relating to the notice required to be given of meetings of the Board of Directors shall also apply to meetings of the executive committee. A majority of the executive committee shall be necessary to constitute a quorum. The executive committee may act by unanimous consent of the members of the committee, without a meeting.

Section 3. Other Committees and Subcommittees. The Board of Directors may by resolution provide for such other standing or special committees and subcommittees consisting of one (1) or more directors as it deems desirable, and discontinue the same at its pleasure. Each such committee or subcommittee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the Board of Directors. Action may be taken by any such committee or subcommittee without a meeting by a writing or writing signed by all of its members. Any such committee or subcommittee may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and will keep a written record of all action taken by it. Vacancies in such committees and subcommittees shall be filled by the Board of Directors, and the directors may appoint one (1) or more directors as alternate members of any such committee or subcommittee who may take the place of any absent member or members at any meeting.

ARTICLE IV

Officers

Section 1. General Provisions. The Board of Directors shall elect a president, a secretary and a treasurer and, in its discretion, a chief executive officer and/or such number of vice presidents as the board may from time to time determine. The Board of Directors may from time to time create such offices and appoint such other officers, subordinate officers and assistant officers as it may determine. The officers need not be chosen from among the members of the Board of Directors. Any two of such offices, other than that of president and vice president, may be held by the same person.

Section 2. Term of Office. The officers of the Corporation shall hold office during the pleasure of the Board of Directors. The Board of Directors may remove any officer at any time, with or without cause. A vacancy in any office, however created, shall be filled by the Board of Directors.

ARTICLE V

Duties of Officers

Section 1. President; Chief Executive Officer. The president shall exercise supervision over the business of the Corporation and over its several officers, subject, however, to the control of the Board of Directors. The president shall preside at all meetings of shareholders, provided that in the absence of the president, the chairman of the Board of Directors shall preside at meetings of shareholders. Further, in the absence of the chairman of the Board of Directors, or if a chairman of the Board of Directors shall not have been elected, the president shall also preside at meetings of the Board of Directors. He or she shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes and other instruments requiring his or her signature; and shall have all the powers and duties prescribed by Chapter 1701 of the Revised Code of Ohio and such others as the Board of Directors may from time to time assign to him or her. The chief executive officer, if one be elected, shall have all the powers granted by this Amended and Restated Code of Regulations to the president and the president shall, subject to the powers of supervision and control conferred upon the chief executive officer, have such duties and powers as assigned to him or her by the Board of Directors or the chief executive officer.

Section 2. Secretary. The secretary shall keep minutes of all the proceedings of the shareholders and Board of Directors and shall make proper record of the same, which shall be attested by him or her; shall have authority to execute and deliver certificates as to any of such proceedings and any other records of the Corporation; shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes and other instruments to be signed by the Corporation which require his or her signature; shall give notice of meetings of shareholders and directors; shall produce on request at each meeting of shareholders a certified list of shareholders arranged in alphabetical order; shall keep such books and records as may be required by law or by the Board of Directors; and, in general, shall perform all duties incident to the office of secretary and such other duties as may from time to time be assigned to him or her by the Board of Directors or the president.

Section 3. Treasurer. The treasurer shall have general supervision of all finances; he or she shall receive and have in charge all money, bills, notes, deeds, leases, mortgages and similar property belonging to the Corporation, and shall do with the same as may from time to time be required by the Board of Directors. He or she shall cause to be kept adequate and correct accounts of the business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required, and upon the expiration of his or her term of office shall turn over to his or her successor or to the Board of Directors all property, books, papers and money of the Corporation in his or her hands; and shall have such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or the president.

Section 4. Vice Presidents. The vice presidents, if any are to be elected, shall have such powers and duties as may from time to time be assigned to them by the Board of Directors or the president. At the request of the president, or in the case of his or her absence or disability, the vice president designated by the president (or in the absence of such designation, the vice president designated by the board) shall perform all the duties of the president and, when so acting, shall have all the powers of the president. The authority of vice presidents to sign in the name of the Corporation certificates for shares and deeds, mortgages, bonds, agreements, notes and other instruments shall be coordinate with like authority of the president.

Section 5. Assistant and Subordinate Officers. The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office during the pleasure of the Board of Directors, and perform such duties as the Board of Directors or the president may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and prescribe their authority and duties.

Section 6. Duties of Officers May Be Delegated. In the absence of any officer of the Corporation, or for any other reason the Board of Directors or such officer may deem sufficient, the Board of Directors or such officer may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer or to any director.

ARTICLE VI

Directors’ and Officers’ Liability; Indemnification

Section 1. Exculpation. To the full extent permitted by Chapter 1701 of the Ohio Revised Code, or any other applicable laws presently or hereafter in effect, no director or officer of the Corporation will be personally liable to the Corporation or the shareholders of the Corporation for or with respect to any acts or omissions in the performance of his or her duties as a director or officer of the Corporation.

Section 2. Indemnification.

(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless, and only to the extent that the Court of Common Pleas, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or such court shall deem proper.

Section 3. Indemnification as Matter of Right. To the extent that a director, trustee, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 2 of this Article VI, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection therewith.

Section 4. Determination of Conduct. Any indemnification under Section 2 of this Article VI, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 2 of this Article VI. Such determination shall be made (a) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to or threatened with any such action, suit or proceeding, or (b) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel, other than an attorney or a firm having associated with it an attorney who has been retained by or who has performed services for the Corporation or any person to be indemnified within the past five (5) years, or (c) by the shareholders or (d) by the Court of Common Pleas or the court in which such action, suit or proceeding was brought. Any determination made by the disinterested directors under Section 4(a) or by independent legal counsel under Section 4(b) of this Article VI shall be promptly communicated to the person who threatened or brought the action or suit, by or in the right of the Corporation under Section 2(b) of this Article VI, and within ten (10) days after receipt of such notification, such person shall have the right to petition the Court of Common Pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

Section 5. Advance Payment of Expenses. To the full extent permitted by Chapter 1701 of the Ohio Revised Code, or any other applicable laws presently or hereafter in effect, expenses, including attorneys’ fees, incurred in defending any action, suit or proceeding referred to in Section 2 of this Article VI, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article VI.

Section 6. Nonexclusivity. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Amended and Restated Articles of Incorporation of the Corporation or this Amended and Restated Code of Regulations or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7. Liability Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI or of Chapter 1701 of the Ohio Revised Code.

Section 8. Survival. Any repeal or modification of this Article VI will not adversely affect any right or protection of a director or an officer of the Corporation existing immediately prior to such repeal or modification. The provisions of this Article VI shall survive any termination of this Amended and Restated Code of Regulations.

ARTICLE VII

Certificates for Shares; Uncertificated Shares

Section 1. Form and Execution of Certificates. Certificates for shares, certifying the number of fully paid shares owned, may be, but are not required to be, issued to each shareholder in such form as shall be approved by the Board of Directors. Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer; provided, however, that if such certificates are countersigned by a transfer agent and/or registrar, the signatures of any of said officers and the seal of the Corporation upon such certificates may be facsimiles, engraved, stamped or printed. If any officer or officers, who shall have signed, or whose facsimile signature shall have been used, printed or stamped on any certificate or certificates for shares, shall cease to be such officer or officers, because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates, if authenticated by the endorsement thereon of the signature of a transfer agent or registrar, shall nevertheless be conclusively deemed to have been adopted by the Corporation by the use and delivery thereof and shall be as effective in all respects as though signed by a duly elected, qualified and authorized officer or officers, and as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the Corporation.

Section 2. Uncertificated Shares. The Board of Directors may provide by resolution that some or all of any or all classes and series of shares of the Corporation shall be uncertificated shares, provided that the resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation and the resolution shall not apply to a certificated security issued in exchange for an uncertificated security. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner of the shares a written notice containing the information that would be required to be set forth or stated on a share certificate in accordance with applicable law. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 3. Transfer and Registration of Certificates. The Board of Directors shall have authority to make such rules and regulations, not inconsistent with law, the Amended and Restated Articles of Incorporation of the Corporation or this Amended and Restated Code of Regulations, as it deems expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and of uncertificated shares.

Section 4. Lost, Destroyed or Stolen Certificates. A new share certificate or certificates may be issued in place of any certificate theretofore issued by the Corporation which is alleged to have been lost, destroyed or wrongfully taken upon (i) the execution and delivery to the Corporation by the person claiming the certificate to have been lost, destroyed or wrongfully taken of an affidavit of that fact, specifying whether or not, at the time of such alleged loss, destruction or taking, the certificate was endorsed, and (ii) the furnishing to the Corporation of indemnity and other assurances satisfactory to the Corporation and to all transfer agents and registrars of the class of shares represented by the certificate against any and all losses, damages, costs, expenses or liabilities to which they or any of them may be subjected by reason of the issue and delivery of such new certificate or certificates or in respect of the original certificate.

Section 5. Registered Shareholders. A person in whose name shares are of record on the books of the Corporation shall conclusively be deemed the unqualified owner and holder thereof for all purposes and to have capacity to exercise all rights of ownership. Neither the Corporation nor any transfer agent of the Corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon a certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.

ARTICLE VIII

Fiscal Year

The fiscal year of the Corporation shall end on December 31, of each year, or on such other date as may be fixed from time to time by the Board of Directors.

ARTICLE IX

Seal

The Board of Directors may provide a suitable seal containing the name of the Corporation. If deemed advisable by the Board of Directors, duplicate seals may be provided and kept for the purposes of the Corporation.

ARTICLE X

Amendments

This Amended and Restated Code of Regulations may be amended, or new regulations may be adopted, (a) by the shareholders of the Corporation by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class or (b) by the Board of Directors, to the extent permitted by Chapter 1701 of the Ohio Revised Code.

Effective: June 20, 2018

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